UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2021

Twilio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37806	26-2574840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Spear Street, First Floor

San Francisco, California 94105

(Address of Principal Executive Offices) (Zip Code)

(415) 390-2337

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2021, Twilio Inc. (“Twilio”) entered into a Framework Agreement (the “Framework Agreement”) with Syniverse Corporation (“Syniverse”) and Carlyle Partners V Holdings, L.P. (“Carlyle”), pursuant to which Syniverse will issue to Twilio shares of Syniverse common stock in consideration for an investment (the “Investment”) by Twilio of up to $750,000,000 (the “Investment Amount”). In connection with the closing of the Investment (the “Closing”), Twilio and Syniverse will enter into a wholesale agreement, pursuant to which Syniverse will process, route and deliver application-to-person (A2P) messages originating and/or terminating between Twilio customers and mobile network operators. The Closing is subject to, and will occur substantially concurrently with, the consummation of additional Syniverse equity and debt financing and refinancing transactions (the “Additional Financing Transactions”), which, in the case of equity financing, may be in the form of a public market transaction or, alternatively, a privately negotiated third party preferred equity investment. The proceeds of the Additional Financing Transactions, together with the Investment Amount, are expected to be used primarily to repay amounts outstanding under Syniverse’s existing credit facilities and to pay transaction fees and expenses. The Investment is expected to result in Twilio holding a significant minority equity ownership position in Syniverse, subject to adjustment based on the final terms of the equity financing components of the Additional Financing Transactions. The Framework Agreement contains customary representations, warranties and covenants by Twilio, Syniverse and Carlyle. The Closing is subject to other customary closing conditions, including regulatory approvals, and is expected to occur before the end of 2021.

The foregoing summary of the Framework Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Framework Agreement, which will be filed as an exhibit to Twilio’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

Item 7.01.	Regulation FD Disclosure.

On March 1, 2021, Syniverse and Twilio issued a joint press release announcing the entry into the Framework Agreement. A copy of the press release is hereby furnished pursuant to Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information under this Item 7.01, along with Exhibit 99.1 attached hereto, are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 attached hereto is not intended to constitute a determination by Twilio that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 1, 2021

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

Forward-Looking Statements.

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the expected completion of the transactions contemplated by the Framework Agreement and the Additional Financing Transactions, and the time frame in which these may occur, the use of proceeds and resulting ownership structure and related matters. Statements regarding future events are based on the Twilio’s current expectations and are necessarily subject to associated risks related to, among other things, regulatory approvals of the potential transaction or that other conditions to the closing of the potential transaction may not be satisfied, negative effects relating to the announcement of the potential transaction or any further announcements relating to the potential transaction or the consummation of the potential transaction on the market price of Twilio’s shares and/or the business relationships of the parties with third parties, failure to secure third party financing arrangements on viable terms, the occurrence of any event, change or other circumstances that could give rise to the termination of the Framework Agreement, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Twilio’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements included herein are made only as of the date hereof, and Twilio undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

By:	/s/ Khozema Shipchandler
Name:	Khozema Shipchandler
Title:	Chief Financial Officer

Date: March 1, 2021